EXHIBIT 10.2

LIMITED LIABILITY COMPANY AGREEMENT

(SRAM, LLC)

This Limited Liability Company Agreement is adopted this 22nd day of September, 2008 by SRAM Holdings, LLC, a Delaware limited liability company (“Original Member”).

RECITALS

A. Original Member has formed a limited liability company under the laws of the State of Delaware.

B. Original Member wishes to adopt this Operating Agreement to govern the conduct of the business and affairs of such limited liability company and the relative rights and obligations of its Members in relation thereto, all as set forth herein.

AGREEMENT

In consideration of the foregoing, Original Member hereby adopts the following Agreement.

1.	Definitions; Construction.

1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings.

“Act” means the Delaware Limited Liability Company Act.

“Agent” has the meaning set forth in Section 7.1.

“Agreement” means this Limited Liability Company Agreement, including all Schedules hereto.

“Bankruptcy” has the meaning ascribed to such term in the Act.

“Certificate of Formation” means the certificate of formation filed with the Delaware Secretary of State’s office pursuant to the Act and as herein provided for the purpose of forming the Company.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in Section 2.1.

“Contribution” means, with respect to a Member, the total amount of cash and the agreed fair market value of other property, the use of property, services rendered, a promissory note or other binding obligation to contribute cash or property or perform services or any other valuable consideration, if any, transferred or agreed to be transferred to the Company by such Member in accordance with Section 3.

“Event of Withdrawal” means with respect to any Member: (i) the assignment of the Member’s entire Interest; (ii) the complete termination, liquidation or dissolution of the Member; or (iii) the Bankruptcy of the Member.

“Interest” means the share of a Member in the Profits, Losses, deductions and credits of, and the right to receive distributions from, the Company, in addition to the right to exercise all approval and other rights of a Member, in each case as set forth herein.

“Member” means Original Member and all other persons who become members in the Company as provided herein, in each such person’s capacity as a member in the Company.

“Profits” or “Losses” means, with respect to any fiscal year, an amount equal to the Company’s taxable income or loss for such year determined pursuant to the Code.

“Treasury Regulation” means those regulations promulgated by the U.S. Department of the Treasury pursuant to authority of the Code or any other revenue law of the United States of America.

1.2 Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section, clause and Schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) specific or general references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

2.	Formation.

2.1 Formation of the Company. Original Member hereby forms a limited liability company pursuant to the provisions of the Act and this Agreement (the “Company”), effective upon the filing of the Articles of Organization.

2.2 Name of the Company. The name of the Company is “SRAM, LLC.” The business of the Company may be conducted under any other name deemed necessary or desirable by Original Member.

2.3 Purpose of the Company. The purpose of the Company is to conduct or promote any lawful businesses or purposes within Delaware or any other jurisdiction.

2.4 Registered Office. The address of the registered office of the Company in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, Zip Code 19901.

2.5 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is National Corporate Research, Ltd.

2.6 Places of Business of the Company. The Company’s principal place of business is located at 1333 N. Kingsbury, 4th Floor, Chicago, Illinois 60622. The Company may have such additional places of business and offices as Original Member deems appropriate.

2.7 Nature of the Members’ Liabilities. No Member is liable, jointly or severally, for any debts or obligations of the Company, under a judgment, decree or order of a court, or in any other manner, solely by reason of being a Member.

2.8 Interests Certificated. Original Member’s Interest will be represented by a certificate and will be recorded on Schedule A hereto, as the same may be amended from time to time, and in the records of the Company.

2.9 Term. The term of the Company is perpetual.

2.10 Treatment of the Company for Income Tax Purposes. During such time as there is only one Member, the Company will be taxed either as a division or a sole proprietorship of such Member in accordance with the Code, applicable Treasury Regulations and other applicable law. Nothing contained in this Section affects, or is intended to affect, the status of the Company as a limited liability company under the Act.

3.	Capital and Management of the Company.

3.1 Contributions. Original Member may, in its discretion, make capital Contributions to the Company.

3.2 No Interest on Contributions. No interest will be paid by the Company to any Member on any contribution to the Company’s capital, whether or not such contribution is in excess of the amount of Contributions, if any, which such Member agreed to contribute to the Company under this Agreement.

3.3 Withdrawals. A Member is not entitled to withdraw any part of its Capital Account or to receive any distribution from the Company except as provided in this Agreement. No Member has the right to demand or receive property other than cash for its Interest.

3.4 Third-Party Creditor. A Member’s obligation to make a Contribution is not enforceable by a third-party creditor of the Company.

3.5 Management. The management of the Company is vested in Original Member. Subject to the terms and conditions of this Agreement and the Act, Original Member is the agent of the Company for the purpose of its ordinary business and affairs, and has complete authority over and exclusive control and management of the day-to-day affairs of the Company. The act of Original Member for carrying on the business of the Company in the usual way and in the ordinary course binds the Company.

3.6 Officers. The Original Member may from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary and Treasurer) to any such person. Unless the Original Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office, subject to the restrictions described in Section 3.8 below. Any delegation pursuant to this Section 3.7 may be revoked at any time by the Original Member. An Officer may be removed with or without cause by the Original Member.

3.7 SRAM Holdings Class A Approval Matters. Neither Officers nor Members can take any action with regard to any “Class A Approval Matter”, as such term is defined in the Amended and Restated Limited Liability Operating Agreement of SRAM Holdings, LLC (the “HoldoCo Agreement”) attached as Exhibit C to the Purchase Agreement, dated as of August 6, 2008 by and among LB SRAM Holdings, SRAM Corporation and SRAM SP-2, Inc., without the consent of the Original Member, which consent was approved by the “Class A Members”, as such term is defined in the HoldCo Agreement. For the purpose of this Agreement, any references in Section 4.5(e) of the HoldCo Agreement to “Company” shall apply to the Company as defined herein, and any references to “Units”, “Unit Equivalents”, “Members”, “Sale of the Company”, “Public Offering”, “Agreement” and “Certificate” will be defined to have the corresponding meaning with respect to the Company.

3.8 Execution of Documents. Original Member or any other person designated by Original Member may execute any and all documents relating to the Company and the Company’s business.

4.	Distributions and Allocations.

4.1 Net Cash Flow. Net cash flow and other property of the Company which Original Member determines is no longer necessary for the Company’s business is to be distributed, subject to the Act, at such times and in such amounts as Original Member determines. Any such distributions are to go to Original Member or as directed by Original Member. The Original Member may fix a concurrent or future date as a record date for the determination of Members entitled to receive any such distributions.

4.2 Distributions Upon Dissolution. Subject to the Act, upon the dissolution and winding up of the Company, the assets of the Company (or the proceeds of sales or other dispositions in liquidation of the assets of the Company as may be determined by Original Member) are to be distributed in the priority set forth as follows:

4.2.1 first, to discharge or to make adequate provision for (to the extent required by any lender or creditor) debts and obligations of the Company (other than debts and obligations of the Company to the Members and ex Members), and the payment of the expenses of liquidation;

4.2.2 next, to fund reserves which Original Member deems reasonably necessary for any contingent or unforeseen debt of the Company;

4.2.3 next, to discharge or make adequate provision for debts and obligations of the Company to the Members and ex Members; and

4.2.4 finally, to Original Member.

4.3 Allocation of Profits, Losses and Credits. All Profits, Losses and credits of the Company are to be allocated to Original Member.

5. Other Business Opportunities. The Member and any person or entity affiliated with the Member may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company) of every kind and description, independently or with others, including, without limitation, businesses that may compete with the Company. Neither the Member or any person or entity affiliated with the Member shall be required to present any such business opportunity or venture to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by it. Neither the Company nor any person or entity affiliated with the Company shall have any rights in or to such business opportunities or ventures or the income or profits derived therefrom by virtue of this Agreement, notwithstanding any duty otherwise existing at law or in equity. The provisions of this Section shall apply to the Member solely in its capacity as member of the Company and shall not be deemed to modify any contract or arrangement, including, without limitation, any noncompete provisions, otherwise agreed to by the Company and the Member.

6.	Exculpation and Indemnification.

6.1 Neither the Member nor any Officer shall be liable to the Company or any other person or entity who is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Member or any such Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the Member or any such Officer by this Agreement, except that the Member shall be liable for any such loss, damage or claim incurred by reason of the Member’s gross negligence or willful misconduct.

6.2 To the fullest extent permitted by applicable law, the Member and each Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by the Member any each such Officer by reason of any act or omission performed or omitted by the Member or, any such Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on the Member or any such Officer by this Agreement, except that the Member or any such Officer shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the Member or any such Officer by reason of the Member’s or any such Officer’s gross negligence or willful misconduct with respect to such acts or omissions.

7.	Dissolution and Winding Up of the Company.

7.1 Events Causing the Dissolution of the Company. The Company is dissolved and is to be wound up upon the happening of any of the following events, whichever first occurs: (i) the occurrence of an Event of Withdrawal with respect to Original Member; (ii) the decision of Original Member to so dissolve and wind up the Company; or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

7.2	Winding Up.

7.2.1 Cessation of Business. Upon any dissolution of the Company, the Company is to be dissolved and is to cease carrying on its business, and its affairs are to be wound up as soon as practicable thereafter by Original Member. In winding up the affairs of the Company, Original Member is to proceed to liquidate the assets of the Company in such manner as it determines (including the sale of such assets if it so elects), allowing a reasonable time therefor to enable Original Member to minimize losses upon a liquidation.

7.2.2 Liquidating Distributions. Upon the dissolution and winding up of the Company and the liquidation of its assets, the proceeds (or the property of the Company which Original Member decides not to liquidate in its sole judgment) are to be applied and distributed in the manner and order provided in Section 4.2.

7.2.3 Termination. When all of the remaining property and assets of the Company have been liquidated or distributed as set forth herein, Original Member is to file all articles of termination and other documents required under the Act and other applicable law to effect a cancellation of the Certificate of Formation and to otherwise terminate the Company.

8.	New Members.

8.1 New Members. Original Member may admit a person as a Member in the Company on such terms as it determines.

8.2 Amendment to The Agreement. As a condition to the admission of a new Member, this Agreement must be amended to comply with Treasury Regulation § 1.704-1(b) if applicable.

9.	Pledgee’s Rights and Article 8.

9.1 Pledge. Notwithstanding any other provision in this Agreement, each Member shall be entitled to pledge its Interests to, and otherwise grant a lien and security interest in its Interests and all of its right, title and interest under this Agreement in favor of, the Company’s lenders (or an agent on behalf of such lenders) without any further consents, approvals or actions required by such lenders (or agent), any Member, the Company or any other person under this Agreement or otherwise. So long as any such pledge of or security interest in any Member’s Interests is in effect, no consent of the Company or any Member shall be required to permit a pledgee thereof to be substituted for such Member under this Agreement upon the exercise of such pledgee’s rights with respect to such Interests. Upon closing of the transactions contemplated by that certain Purchase Agreement, dated as of August 6, 2008, by and among

SRAM-SP2, Inc., SRAM Corporation and LB SRAM Holdings, LLC, each Member will pledge its Interests to, and grant a security interest in all of its right, title and interest under this Agreement in favor of, the agent of the Company’s lenders (in such capacity, together with its successors, assigns and designated agents, as well as each and every subsequent replacement thereof, including under or with respect to each successor and each new credit agreement, including each such replacement’s successors, assigns and designated agents, the “Agent”) on behalf of itself and various lenders from time to time party to certain financing documents with the Company. Upon the exercise of the Agent’s rights in respect of such pledge and security interest, the Agent, or any purchaser of a Member’s Interests from the Agent, shall be substituted for such Member as a Member under this Agreement, and such substituted Member shall have all rights and powers as a Member under this Agreement. So long as any pledge of any Interests is in effect, this provision shall inure to the benefit of such pledgee and its successors, assigns and designated agents, as an intended third party beneficiary, and no amendment, modification or waiver of, or consent with respect to this provision shall in any event be effective without the prior written consent of such pledgee.

9.2 Article 8. The Company hereby irrevocably elects that all Interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. So long as any pledge of any Interests is in effect, each certificate evidencing Interests in the Company shall bear the following legend: “This certificate evidences an interest in the Company and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.” So long as any pledge of any Interests is in effect, this Section 9.2 shall not be amended and any purported amendment to this provision shall not take effect until all outstanding certificates have been surrendered for cancellation.

10.	General Provisions.

10.1 Amendment. No amendment, modification, supplement or termination of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is approved by Original Member.

10.2 Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within Delaware, without regard to choice or - conflict of laws rules.

10.3 Schedules. All of the Schedules attached to this Agreement are deemed incorporated herein by reference.

10.4 Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective successors and assigns.

[remainder of age intentionally left blank; signatures appear on next page]

IN WITNESS WHEREOF, this agreement has been executed as of the date first set forth above.

SRAM HOLDINGS, LLC

By:	/s/ Stanley R. Day, Jr.
Stanley R. Day, Jr.
Chief Executive Officer

SCHEDULE A

Member	Percentage Interest

SRAM Holdings, LLC	100%

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT OF

SRAM, LLC

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of SRAM, LLC (the “Company”), dated as of June 7, 2011 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by SRAM Holdings, LLC, a Delaware limited liability company (“Original Member”).

WITNESSETH

WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, as amended, and exists pursuant to that certain Limited Liability Company Agreement of the Company, dated as of September 22, 2008 (the “Agreement”);

WHEREAS, Original Member is eliminating all Class A Units (as defined in that certain Amended and Restated Limited Liability Company Operating Agreement of the SRAM Holdings, LLC, dated as of September 30, 2008) through a series of transactions that will culminate in the direct or indirect acquisition by Original Member of all of the outstanding Class A Units (the “Recapitalization”); and

WHEREAS, in connection with the Recapitalization, the Company desires to amend the Agreement to remove any reference to the Class A Units.

NOW, THEREFORE, Original Member hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

2. Amendments. Upon the Effective Date of this Amendment, the Agreement shall be amended as follows:

a. Section 3.6 of the Agreement is hereby deleted and replaced in its entirety by the following:

“Officers. The Original Member may from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Secretary and Treasurer) to any such person. Unless the Original Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 3.6 may be revoked at any time by the Original Member. An Officer may be removed with or without cause by the Original Member.”

b. Section 3.7 of the Agreement is hereby deleted in its entirety.

3. No Other Amendments. Except as specifically amended hereby, the Agreement shall continue in full force and effect as written.

4. Captions. The paragraph captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

5. Governing Law. This Amendment and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within Delaware, without regard to choice or conflict of laws rules.

6. Successors and Assigns. All provisions of this Amendment are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective successors and assigns.

7. Illegality and Severability. If application of any one or more of the provisions of this Amendment shall be unlawful under applicable law and regulations, then the parties hereto will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Amendment. Should any portion of this Amendment be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

8. Entire Agreement. The Agreement, as amended hereby, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, by the parties hereto with respect to the subject matter hereof. All references in the Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Agreement as amended hereby.

9. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

[Signature page follows]

THE SOLE MEMBER:

SRAM HOLDINGS, LLC

By:	/s/ Stanley R. Day, Jr.
Name: Stanley R. Day, Jr. Title: Chief Executive Officer

[Signature Page to First Amendment to Limited Liability Company Agreement of SRAM, LLC]